                                                                      Exhibit 2

                                                                  CONFORMED COPY

===============================================================================


                          AGREEMENT AND PLAN OF MERGER


                          dated as of February 9, 1997


                                     among


                       WESTINGHOUSE ELECTRIC CORPORATION,
                              G ACQUISITION CORP.


                                      and


                         GAYLORD ENTERTAINMENT COMPANY


===============================================================================

                                    TABLE OF CONTENTS


                                        ARTICLE I

                                                                                        Page
                                                                                        ----
                                       The Merger

SECTION 1.01.     The Merger............................................................   3
SECTION 1.02.     Closing...............................................................   3
SECTION 1.03.     Effective Time........................................................   4
SECTION 1.04.     Effects of the Merger.................................................   4
SECTION 1.05.     Certificate of Incorporation and
                       By-laws..........................................................   4
SECTION 1.06.     Directors.............................................................   4
SECTION 1.07.     Officers..............................................................   4

                                       ARTICLE II

                    Effect of the Merger on the Capital Stock of the
                   Constituent Corporations; Exchange of Certificates

SECTION 2.01.     Effect on Capital Stock...............................................   5
SECTION 2.02.     Exchange of Certificates..............................................   7

                                      ARTICLE III

                                  Related Transactions

SECTION 3.01.     Restructuring Agreements..............................................  10
SECTION 3.02.     Ancillary Agreements..................................................  11
SECTION 3.03.     Restructuring of Assets and
                       Assumption of Liabilities........................................  11
SECTION 3.04.     Company Distribution..................................................  11

                                       ARTICLE IV

                             Representations and Warranties

SECTION 4.01.     Representations and Warranties of
                       the Company......................................................  11
SECTION 4.02.     Representations and Warranties of
                       Parent and Sub...................................................  39

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
                                       ARTICLE V

                       Covenants Relating to Conduct of Business

SECTION 5.01.     Conduct of Business...................................................  48
SECTION 5.02.     No Solicitation.......................................................  54

                                       ARTICLE VI

                                 Additional Agreements

SECTION 6.01.     Preparation of the Registration
                       Statements and the Proxy
                       Statement-Prospectus; Company
                       Stockholders Meeting; Parent
                       Shareholders Meeting.............................................  55
SECTION 6.02.     Letters of the Company's Accountants..................................  56
SECTION 6.03.     Letters of Parent's Accountants.......................................  57
SECTION 6.04.     Access to Information;
                       Confidentiality..................................................  57
SECTION 6.05.     Reasonable Best Efforts...............................................  58
SECTION 6.06.     Stock Options.........................................................  59
SECTION 6.07.     Fees and Expenses.....................................................  59
SECTION 6.08.     Public Announcements..................................................  59
SECTION 6.09.     Affiliates............................................................  60
SECTION 6.10.     NYSE Listing..........................................................  60
SECTION 6.11.     Stockholder Litigation................................................  60
SECTION 6.12.     Cooperation with Respect to Internal
                       Revenue Service Rulings and Tax
                       Opinions of Counsel..............................................  60
SECTION 6.13.     Indebtedness..........................................................  61
SECTION 6.14.     Distribution Agreement................................................  61
SECTION 6.15.     Employee Matters......................................................  62


                                      ARTICLE VII

                                  Conditions Precedent

SECTION 7.01.     Conditions to Each Party's
                       Obligation to Effect the Merger..................................  63
SECTION 7.02.     Conditions to Obligations of Parent
                       and Sub..........................................................  65
SECTION 7.03.     Conditions to Obligation of the
                       Company..........................................................  68

                                     TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
                                      ARTICLE VIII

                           Termination, Amendment and Waiver

SECTION 8.01.     Termination...........................................................  69
SECTION 8.02.     Effect of Termination.................................................  72
SECTION 8.03.     Amendment.............................................................  72
SECTION 8.04.     Extension; Waiver.....................................................  72
SECTION 8.05.     Procedure for Termination,
                       Amendment, Extension or Waiver...................................  73


                                       ARTICLE IX

                                 Alternative Transaction

SECTION 9.01.     Circumstances.........................................................  73
SECTION 9.02.     Alternative Per Share Merger
                       Consideration....................................................  73


                                       ARTICLE X

                                   General Provisions

SECTION 10.01.    Survival of Representations and
                       Warranties.......................................................  74
SECTION 10.02.    Notices...............................................................  74
SECTION 10.03.    Definitions...........................................................  75
SECTION 10.04.    Interpretation........................................................  78
SECTION 10.05.    Counterparts..........................................................  78
SECTION 10.06.    Entire Agreement; No Third-Party
                       Beneficiaries....................................................  78
SECTION 10.07.    Governing Law.........................................................  79
SECTION 10.08.    Assignment............................................................  79
SECTION 10.09.    Disclosure Schedules..................................................  79
SECTION 10.10.    Severability..........................................................  79
SECTION 10.11.    Enforcement...........................................................  80

ANNEX A     -     Agreement and Plan of Distribution
ANNEX B     -     Tax Disaffiliation Agreement
ANNEX C     -     Post-Closing Covenants Agreement
ANNEX D     -     Retained Business
ANNEX E     -     Affiliate Letter

SCHEDULE 5.01 (a)(vii) - Capital Expenditures

                                                                  CONFORMED COPY





                                    AGREEMENT AND PLAN OF MERGER dated as of
                           February 9, 1997, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Parent"), G ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company").


                  WHEREAS the Board of Directors of the Company has approved an Agreement and Plan of Distribution in the form of Annex A attached hereto with such changes as may be made in accordance with Section 6.14 (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.03) subject to the issuance of the Tax Rulings (as such term is defined in Section 10.03), pursuant to and subject to the terms of which
(a) the assets and businesses of the Company and its subsidiaries (as defined in Section 10.03) will be restructured as a result of which (i) all the assets of the Company and its subsidiaries, other than the Retained Assets (as defined in Section 10.03), will be held by Gaylord Broadcasting Company, a Delaware corporation and a wholly owned subsidiary of the Company ("GBC"), or one or more of GBC's subsidiaries and (ii) all the liabilities of the Company and its subsidiaries, other than the Retained Liabilities (as defined in Section 10.03), will be assumed by GBC or one or more of GBC's subsidiaries,
(b) GBC will be recapitalized in accordance with Article II of the Distribution Agreement and (c) following such restructuring and recapitalization, the Company will distribute (the "Company Distribution") to each holder of record of shares of Class A Common Stock, $.01 par value, of the Company ("Company Class A Common Stock") and Class B Common Stock, $.01 par value, of the Company ("Company Class B Common Stock" and, together with the Company Class A Common Stock, "Company Common Stock") a number of shares of Common Stock, $.01 par value, of GBC ("New GBC Common Stock") equal to one-third of the number of shares of Company Common Stock held by such holder;

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have, and Parent acting as the sole stockholder of Sub has, approved the merger of Sub with and into the Company (the "Merger") following the Restructuring (as defined in Section 3.03) and the Company Distribution, and otherwise upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock, other than shares owned directly or indirectly by the Company, will be converted into the right to receive the Per Share Merger Consideration (as defined in Section 2.01(c));

                  WHEREAS as a condition of the willingness of Parent to enter into this Agreement, those individuals and trusts set forth on Schedule A attached to the Stockholder Agreement (as defined below) and the trustees of the Trust (as defined in the Stockholder Agreement)(collectively, the "Principal Stockholders"), have entered into a Stockholder Agreement dated as of the date hereof (the "Stockholder Agreement") with Parent, which provides, among other things, that, subject to the terms and conditions thereof, each Principal Stockholder will vote his, her or its shares of Company Common Stock and the shares of Company Common Stock held by any trust of which such Principal Stockholder is a trustee (including the Trust) in favor of the Merger and the approval and adoption of this Agreement;

                  WHEREAS the Board of Directors of the Company has approved the terms of the Stockholder Agreement solely for the purpose of rendering
Section 203 of the DGCL (as defined in Section 1.01) inapplicable to the transactions contemplated hereby;

                  WHEREAS it is the intention of the parties to this Agreement that (a) the Company Distribution shall qualify as a transaction described in
Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be immediately preceded by a transfer of assets and related liabilities that qualifies as a transaction described in Section 351 or
Section 368(a)(1)(D) of the Code, (b) the recapitalization of GBC and certain other transactions that are part of the Restructuring shall be tax-free transactions under the Code and (c) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code;

                  WHEREAS it is currently anticipated that Parent will effect a distribution (the "Parent Distribution") of the Common Stock of a subsidiary formed for the purpose, which it is currently anticipated will own Parent's Thermo King, Power Generation, Energy Systems and Government Operations business units, to its shareholders during the third quarter of 1997, and it is the intention of the parties to this Agreement that the Merger will be consummated prior to the Parent Distribution; and

                  WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;


                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                   The Merger

                  SECTION 1.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

                  (b) At the election of Parent, any direct wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                  SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 7.01, 7.02 and 7.03) shall be no later than the third New York Stock Exchange ("NYSE") trading day after satisfaction or waiver of the conditions set forth in Section 7.01, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to consummate the Merger. The Certificate of Merger shall specify that the Merger shall become effective at 12:01 a.m. on the day following the Closing Date or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  SECTION 1.05.  Certificate of Incorporation and By-laws.
(a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article I thereof shall read in its entirety as follows: "The name of this Corporation is G Corp. (the "Corporation").", and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Sub, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Sub shall be apportioned among the classes of the board of directors of the Surviving Corporation so that the number of directors in each class shall be as nearly equal as possible.

                  SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective

                                                                               5
successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

           Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates

                  SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c)  Conversion of Company Common Stock.  Subject to
         Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number (subject to the proviso to this sentence and to Section 9.02, the "Per Share Merger Consideration") of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock") equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (i) the quotient of (x) $1,550,000,000 divided by (y) the number (the "Outstanding Number") of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)), divided by (ii) the Market Price (as defined below) of Parent Common Stock on the date on which the Effective Time shall occur; provided, however, that in the event that the product of the Per Share Merger Consideration multiplied by the

         Outstanding Number would exceed 110,000,000 (the "Maximum Number of Shares"), then the Per Share Merger Consideration shall mean the highest number (after taking into account the rounding provision of this sentence) that would not result in the product of such number multiplied by the Outstanding Number exceeding 110,000,000. The "Market Price" of Parent Common Stock on any date means the average of the daily closing prices per share of Parent Common Stock as reported on the NYSE Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Parent and the Company) for the 15 consecutive full NYSE trading days (the "Averaging Period") immediately preceding the third full NYSE trading day prior to such date; provided that (A) if the Board of Directors of Parent declares a dividend on the outstanding shares of Parent Common Stock having a record date after the Effective Time but an ex-dividend date (based on "regular way" trading on the NYSE of shares of Parent Common Stock (the "Ex-Date")) that occurs during the Averaging Period, then for purposes of computing the Market Price, the closing price on the Ex-Date and any trading day in the Averaging Period after the Ex-Date will be adjusted by adding thereto the amount of such dividend and
         (B) if the Board of Directors of Parent declares a dividend on the outstanding shares of Parent Common Stock having a record date before the Effective Time and an Ex-Date that occurs during the Averaging Period, then for purposes of computing the Market Price, the closing price on any trading day before the Ex-Date will be adjusted by subtracting therefrom the amount of such dividend. For purposes of the immediately preceding sentence, the amount of any non- cash dividend will be the fair market value thereof on the payment date for such dividend as determined in good faith by mutual agreement of Parent and the Company. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and shall not have been reasonably disapproved of by the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.01 in exchange for outstanding shares of Company Common Stock.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, and cash and dividends or other distributions, if any, which such holder has the right to receive pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other Taxes (as defined in Section 10.03) required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender shares of Parent Common Stock and cash and dividends or other distributions, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II. Parent shall pay the charges and expenses of the Exchange Agent in connection with the exchange of Certificates for certificates representing shares of Parent Common Stock and cash and dividends or other distributions.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common
Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d)  No Further Ownership Rights in Company Common Stock.
All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or other distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                  (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of a share of Parent Common Stock on the NYSE Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, by another authoritative source mutually selected by Parent and the Company) on the Closing Date.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the shares of Parent Common Stock and cash and dividends or other distributions, if any, pursuant to this Article II.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock or any cash or dividends or other distributions from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash or any dividends or other distributions payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.01(d))), any such shares, cash, dividends or other distributions shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                                  ARTICLE III

                              Related Transactions

                  SECTION 3.01. Restructuring Agreements. Prior to the Company Distribution, the Company shall (a) execute and deliver the Distribution Agreement, a Tax Disaffiliation Agreement in the form of Annex B attached hereto with such changes as may be approved by Parent and the Company (the "Tax Disaffiliation Agreement") and a Post-Closing Covenants Agreement in the form of Annex C attached hereto with such changes as may be approved by Parent and the Company (the "Post-Closing Covenants Agreement"), (b) cause GBC to execute and deliver the Distribution Agreement, the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement and (c) cause each GBC Subsidiary which Parent shall designate to execute and deliver the Post-Closing Covenants Agreement. Prior to the Company Distribution, Parent will execute and deliver the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement.

                  SECTION 3.02. Ancillary Agreements. Prior to the Company Distribution, the Company shall, and the Company shall cause GBC (and, if applicable, one or more of its subsidiaries) to, execute and deliver the Ancillary Agreements (as defined in the Distribution Agreement, and, together with this Agreement, the Stockholder Agreement, the Distribution Agreement, the Tax Disaffiliation Agreement and the Post-Closing Covenants Agreement, the "Transaction Agreements").

                  SECTION 3.03. Restructuring of Assets and Assumption of Liabilities. Prior to the Company Distribution and pursuant to the terms of the Distribution Agreement, the Company and its subsidiaries will consummate the restructuring of the assets and businesses of the Company and its subsidiaries and the related assumption of liabilities by GBC and its subsidiaries contemplated by Article IV of the Distribution Agreement and cause GBC to be recapitalized as contemplated by Article II of the Distribution Agreement (collectively, the "Restructuring").

                  SECTION 3.04. Company Distribution. Prior to the Effective Time, and pursuant to the terms of Article II of the Distribution Agreement, the Company will effect the Company Distribution.

                                   ARTICLE IV

                         Representations and Warranties

                  SECTION 4.01. Representations and Warranties of the Company. As used in this Agreement, (i) any reference to the Company and its subsidiaries means the Company and each of its subsidiaries (including for this purpose, at any time prior to the Effective Time, the GBC Companies (as

12

defined below)), (ii) any reference to the "Retained Business" means the Company's businesses included in its cable networks segment excluding certain businesses as described in Annex D hereto, (iii) any reference to the "Retained Company" and its subsidiaries or the Surviving Corporation and its subsidiaries or the "Retained Companies" means the Company and its subsidiaries, other than GBC and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement), (iv) any reference to the "Retained Subsidiaries" means the direct and indirect subsidiaries of the Company included in the Retained Business, (v) any reference to GBC and its subsidiaries or the "GBC Companies" means GBC and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement) and (vi) any reference to "GBC Subsidiaries" means the direct and indirect subsidiaries of GBC (determined after giving effect to the transactions contemplated by Article IV of the Distribution Agreement).

                  Except as set forth with respect to a specifically identified representation and warranty on the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

                  (a) Organization, Standing and Corporate Power. Each of the Company and GBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each Retained Subsidiary is, and each other subsidiary of the Company that will be a significant subsidiary (as defined in Section 10.03) of GBC as of the Closing Date is, a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth in Section 4.01(b) of the Company Disclosure Schedule. Each of the Company, the Retained Subsidiaries and GBC is, and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date is, duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 10.03) on the Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements. Each of the Company and each Retained Subsidiary has, and GBC and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date has, the requisite corporate or other power, as the case may be, and authority to carry on its businesses as they are now being or will be conducted at the Effective Time. The Company has delivered or made available to Parent prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of each of the Retained Subsidiaries and each other subsidiary of the Company that will be a significant subsidiary of GBC as of the Closing Date, in each case as amended to the date hereof.

                  (b) Subsidiaries. Section 4.01(b) of the Company Disclosure Schedule sets forth a true and complete list of each subsidiary of the Company that indicates which subsidiaries are Retained Subsidiaries. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, all the outstanding shares of capital stock of, or other ownership interests in, each of the Retained Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except as set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, as of the date of this Agreement, and the Retained Company will not own, directly or indirectly, as of the Effective Time, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

                  (c) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 shares of Company Class A Common Stock, 150,000,000 shares of

         Company Class B Common Stock and 100,000,000 shares of preferred stock, $.01 par value, of the Company ("Company Preferred Stock"). At the close of business on January 31, 1997, (i) 44,957,557 shares of Company Class A Common Stock were issued and outstanding, (ii) 51,407,868 shares of Company Class B Common Stock were issued and outstanding,
         (iii) no shares of Company Preferred Stock were issued and outstanding,
         (iv) 300,300 shares of Company Class A Common Stock were held by the Company in its treasury, (v) 5,512,500 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company s Amended and Restated 1991 Stock Option and Incentive Plan and the Company s Amended and Restated 1993 Stock Option and Incentive Plan (the "Company Stock Plans") and (vi) 51,407,868 shares of Company Class A Common Stock were reserved for issuance upon conversion of Company Class B Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation. Except as set forth above, at the close of business on January 31, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than options to acquire Company Class A Common Stock granted under the Company Stock Plans ("Employee Stock Options")) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. Section 4.01(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of January 31, 1997, of the holders of all Employee Stock Options, the number of shares subject to each such option and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no notes, bonds, debentures or other indebtedness (as defined in Section 10.03) of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except as set forth in Section 4.01(c) of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Retained Subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in Section 4.01(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of the Retained Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company or any of the Retained Subsidiaries to vote or to dispose of any shares of the capital stock of the Company or any of its subsidiaries. As of the date of this Agreement, the Principal Stockholders are the record owners of a number of shares of Company Common Stock that in the aggregate constitutes not less than 60% of the votes entitled to be cast at the Company Stockholders Meeting (as defined in Section 6.01(b)).

                  (d) Authority; Noncontravention. Each of the Company, the Retained Subsidiaries and the GBC Companies has the requisite corporate or other power and authority to execute, deliver and perform each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Class A Common Stock and Company Class B Common Stock, voting together as a single class, at the Company Stockholders Meeting (the "Company Stockholder Approval"), and, with respect to the Company Distribution, formal declaration of the Company Distribution by the Company's Board of Directors). The execution, delivery and performance by the Company and GBC of each Transaction Agreement and the consummation by the Company and GBC of the Restructuring, the Company Distribution and the Merger and of the other transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and GBC, and no other corporate proceedings on the part of the Company or GBC are necessary to authorize any Transaction Agreement or for the Company or GBC to consummate the Restructuring, the Company Distribution, the Merger or the other transactions so contemplated (other than, with respect to the Merger, the Company Stockholder Approval, and, with respect to the Company Distribution, formal declaration of the Company Distribution by the Company's Board of Directors). The execution, delivery and performance by each Retained Subsidiary and each GBC Subsidiary of each Transaction Agreement to which it will be a party and the consummation by it of the transactions contemplated thereby has been, or prior to the execution and delivery of the Distribution Agreement will be, duly authorized by all necessary corporate or other action on the part of such entity and all necessary action on the part of its stockholders, if required, and no other corporate or other proceedings on the part of such entity are or will be necessary to authorize any Transaction Agreement to which it will be a party or for it to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Each Transaction Agreement (other than this Agreement) to which the Company, any Retained Subsidiary or any GBC Company will be a party when executed and delivered will, assuming that such Transaction Agreement will constitute a valid and binding obligation of Parent, if Parent will be a party thereto, constitute a valid and binding obligation of such entity, enforceable against such entity in accordance with its terms. Except as set forth in Section 4.01(d) of the Company Disclosure Schedule, none of the execution, delivery or performance by the Company, the Retained Subsidiaries and the GBC Companies of each Transaction Agreement to which any of them is or will be a party or the consummation by the Company, the Retained Subsidiaries and the GBC Companies of the transactions contemplated thereby will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company, any Retained Subsidiary or any GBC Company under, (i) the Restated Certificate of Incorporation or Restated By-laws of the Company or the certificate of incorporation or by-laws (or comparable organizational documents) of any Retained Subsidiary or any GBC Company, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other arrangement (a "Contract") or of any license, franchise, permit, concession, certificate of authority, order, approval, application or registration from, of or with a Governmental Entity (as defined below) (a "Permit") to which the Company, any Retained Subsidiary or any GBC Company is a party or by which any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any Retained Subsidiary or any GBC Company or their respective properties or assets, other than any such conflicts, violations, breaches, defaults, rights or Liens (A) relating to (x) Contracts the parties to which consist solely of Parent or any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other hand, and (y) Contracts executed by Parent or one of its subsidiaries on behalf of the Company or a subsidiary of the Company, and (B) in the case of clause (ii) or

         (iii), that individually or in the aggregate would not (x) have a material adverse effect on the Retained Companies or on the GBC Companies, (y) impair in any material respect the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements. Except for consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any foreign competition laws, filings under state securities or "blue sky" laws, filings with the NYSE, approvals of and filings with the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934 (the "Communications Act") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and other consents, approvals, orders, authorizations, registrations, declarations, filings and agreements expressly provided for in the Transaction Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government, or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company, any Retained Subsidiary or any GBC Company in connection with the execution, delivery or performance by the Company, any Retained Subsidiary or any GBC Company of each Transaction Agreement to which any of them is or will be a party or the consummation by the Company, any Retained Subsidiary or any GBC Company of the transactions contemplated thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a material adverse effect on the

         Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements).

                  (e) SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents except as set forth in
         Section 4.01(e) of the Company Disclosure Schedule, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year- end audit adjustments). Except as set forth in the

         Filed SEC Documents (as defined in Section 4.01(h)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "Parent Form S-4") or the registration statement on Form 10 to be filed with the SEC by GBC in connection with the distribution of shares of New GBC Common Stock in the Company Distribution (the "GBC Form 10" and, together with the Parent Form S-4, the "Registration Statements") will, at the time the Registration Statements become effective under the Securities Act or the Exchange Act, as applicable, at the time of any post-effective amendments or supplements thereto, at the Effective Time and at the time of the Parent Shareholders Meeting (as defined in Section 6.01(c)), if applicable, in the case of the Parent Form S-4, or at the time of the Company Stockholders Meeting and the Time of Distribution (as defined in the Distribution Agreement), in the case of the GBC Form 10, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement-prospectus relating to the Company Stockholders Meeting and, if the Parent Shareholder Approval (as defined in Section 4.02(c)) is required by the applicable rules of the NYSE, the Parent Shareholders Meeting (the "Proxy Statement-Prospectus") will, at the date it is first mailed to the Company's stockholders or, if applicable, Parent's shareholders, or at the time of the Company Stockholders Meeting or, if applicable, the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The GBC Form 10 and the Proxy Statement-Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the GBC Form 10 or the Proxy Statement-Prospectus.

                  (g) Retained Business Financial Statements. (i) Included in Section 4.01(g) of the Company Disclosure Schedule is a combined and combining balance sheet of the Retained Companies as of December 31, 1996 (including the notes thereto, the "Retained Business Balance Sheet") and a combined and combining operating income statement for the year ended December 31, 1996 (including the notes thereto, and together with the Retained Business Balance Sheet, the "Retained Business Financial Statements"). There has been no change in the combined financial position of the Retained Companies since December 31, 1996 except for changes that individually or in the aggregate have not had and would not reasonably be expected to have a material adverse effect on the Retained Companies. The Retained Business Balance Sheet fairly presents in all material respects the combined financial position of the Retained Business as of December 31, 1996, and the operating income statement included in the Retained Business Financial Statements fairly presents in all material respects the results of operations of the Retained Business for the year ended December 31, 1996, in each case after giving effect to the Restructuring and the Company Distribution (assuming that the Restructuring and the Company Distribution had occurred on December 31, 1996 and January 1, 1996, respectively) and in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Company included in the Filed SEC Documents, except as indicated in the notes thereto. Except as contemplated by this Agreement, at December 31, 1996 none of the Retained Companies had, and since such date none of the Retained Companies has incurred, any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except liabilities or obligations (a) which are accrued or reserved against in the Retained Business Balance Sheet, (b) for current or deferred Taxes with respect to current operations, (c) which were incurred after December 31, 1996 in the ordinary course of business, or (d) which would not in the aggregate have a material adverse effect on the Retained Companies or have been discharged or paid in full prior to the date hereof and taking into account, in the case of contingent liabilities, both the probability of the realization of the contingency and the likely resultant liability. The Retained Companies do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) with respect to any former or discontinued business of the Company or any of its subsidiaries (other than any liabilities or obligations that constitute Assumed Liabilities (as defined in the Distribution Agreement)).

                  (ii)  Except for the excluded assets described in
         Section 4.01(g) of the Company Disclosure Schedule (the "Excluded Assets"), the Retained Business includes all the Company's right, title and interest (including minority interests) in and to (x) all assets of the Company, any of the Retained Subsidiaries or any of the GBC Companies that are used in or that are being held for use in the Retained Business as presently conducted and (y) whether or not included within the assets set forth in clause (x) above, all assets (including, without limitation, capital stock and partnership and ownership interests) reflected on the Retained Business Balance Sheet, except those disposed of in the ordinary course of business since the date of the Retained Business Balance Sheet).

                  (h) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed SEC Documents") or in Section 4.01(h) of the Company Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted the Retained Business only in the ordinary course of business consistent with past practice, and there has not been (i) any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or would impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any employee who will be a Retained Employee (as defined in the Distribution Agreement) of any increase in compensation, except for increases in the ordinary course of business consistent with past practice, (y) any granting by the Company or any of its subsidiaries to any such employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, or
         (z) any entry by the Company or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any such employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or (vi) except insofar as may have been disclosed in the Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by the Company materially affecting the assets, liabilities or businesses of the Retained Companies.

                  (i) Title to Assets. (i) The Company and its subsidiaries have, and as of the Effective Time the Retained Companies will have, good and valid title to all assets reflected on the Retained Business Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Retained Business Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens except Permitted Liens (as defined below). Section 4.01(i) of the Company Disclosure Schedule sets forth a true and complete list of all assets properly categorized as plant, property and equipment reflected on the Retained Business Balance Sheet.

                  All the material tangible personal property to be owned by any Retained Company as of the Effective Time has been maintained in all material respects in accordance with the past practice of the Company and its subsidiaries and generally accepted industry practice, is in good working order (normal wear and tear excepted) and is suitable in all material respects for the purposes for which it is being used. All personal property to be leased by any Retained Company as of the Effective Time is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

                  (ii) As of the Effective Time, the Retained Companies will not own in fee any real property or interests in real property.
         Section 4.01(i) of the Company Disclosure Schedule sets forth a complete list of all leases of real property or interests in real property other than those which constitute Ancillary Agreements to which any of the Retained Companies will be a party as of the Effective Time (individually, a "Leased Property") and identifies any material base leases and reciprocal easement or operating agreements relating thereto. The Company and its subsidiaries have, and as of the Effective Time the Retained Companies will have, good and valid title to the lease hold estates in all Leased Property, in each case free and clear of all Liens except for Permitted Liens.

                  (iii) Except for the Excluded Assets and except as expressly contemplated by one or more of the Transaction Agreements, as of the Effective Time none of the GBC Companies will use in the conduct of any of its businesses or own or have rights to use any assets or property, whether tangible or intangible, which are also used in the conduct of the Retained Business. As of the Effective Time, no GBC Company will be a party to any Contract with any Retained Company (other than the Transaction Agreements), including, without limitation, any Contract providing for the furnishing of services or rental of real or personal property to or from, or otherwise relating to the business or operations of, the Retained Companies or pursuant to which any Retained Company may have any obligation or liability. As of the Effective Time, no Retained Company will have any liability or obligation of any nature (whether accrued, absolute, contingent or other wise) in any way relating to the business, operations, indebtedness, assets or liabilities of any of the GBC Companies.

                  (iv) "Permitted Liens" shall mean those Liens (A) referred to in Section 4.01(i) of the Company Disclosure Schedule, (B) for Taxes not yet due or payable or being contested in good faith,
         (C) that constitute easements, covenants, rights-of-way and other similar matters of record, (D) that constitute mechanics', carriers', workers' or like liens incurred in the ordinary course of business consistent with past practices, (E) which constitute other imperfections of title or encumbrances which do not individually or in the aggregate materially impair the continued use and operation of the assets to which they relate in the Retained Business as presently conducted or (F) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and social security, retirement and other similar legislation relating to amounts not yet due or payable.

                  (j) Litigation. Except as disclosed in the Filed SEC Documents and as set forth in Section 4.01(j) of the Company Disclosure Schedule, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would reasonably be expected to
         (i) have a material adverse effect on the Retained Companies or on the GBC Companies, (ii) impair the ability of the Retained Companies or the GBC

         Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements, nor is there any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i), (ii) or (iii) above.

                  (k) Absence of Changes in Benefit Plans. Except (i) as disclosed in the Filed SEC Documents, (ii) for normal increases in the ordinary course of business consistent with past practice or as required by law or (iii) as contemplated by the Distribution Agreement, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by any of the Retained Companies of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan providing material benefits to any current or former employee, officer or director of, or consultant to, the Company or any of its subsidiaries who, at the Effective Time, will be a Retained Employee. Except as disclosed in the Filed SEC Documents or Section 4.01(k) of the Company Disclosure Schedule, there exist no consulting, employment, severance or termination agreements currently in effect between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries who, at the Effective Time, will be a Retained Employee.

                  (l) ERISA Compliance. (i) Section 4.01(l) of the Company Disclosure Schedule lists each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), each bonus, stock ownership, stock purchase, stock option, stock bonus, restricted stock, deferred compensation plan or arrangement and each other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414(b),
         (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former employees, officers, directors or independent contractors of (x) any of the Retained Companies or (y) GBC or any of its subsidiaries, in each case except for any plan, arrangement or policy in respect of which all liabilities will be Assumed Liabilities (the "Benefit Plans"). The Company has delivered or made available to Parent true, complete and correct copies of (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other funding or financing arrangement relating to any Benefit Plan.

                  (ii) Each Benefit Plan has been administered and operated in compliance with its terms, the terms of each applicable collective bargaining agreement and the applicable provisions of ERISA, the Code and all other applicable laws except where the failure to be in compliance would not have a material adverse effect on the Retained Companies. Neither the Company, any of its subsidiaries nor any Commonly Controlled Entity has any liability related to any Benefit Plan (other than (x) claims for benefits in the ordinary course and (y) claims for contributions in the ordinary course) which would have a material adverse effect on the Retained Companies.

                  (iii) Consummation of the transactions contemplated by the Transaction Agreements will not give rise to any liability (including any withdrawal liability under Title IV of ERISA) with respect to any Benefit Plan under the terms of such Benefit Plan, ERISA, the Code or any other applicable law which would have a material adverse effect on the Retained Companies.

                  (iv) Except as set forth in Section 4.01(l) of the Company Disclosure Schedule or as provided in this Agreement or in the Distribution Agreement, no Retained Employee will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or under any employment, severance, termination or compensation agreement or as a result of the transactions contemplated by the Transaction Agreements.

                  (v) All Benefit Plans covering foreign employees comply in all material respects with applicable local law, except where the failure to so comply would not have a material adverse effect on the Retained Companies. The Company and its subsidiaries have no unfunded liabilities in any amount with respect to any Benefit Plan covering foreign employees that would have a material adverse effect on the Retained Companies.

                  (vi) As of the Effective Time, (A) the Retained Companies will employ only employees who are Retained Employees and (B) the Retained Companies will not sponsor, or have any liability with respect to, any Benefit Plan or Retained Employee other than as provided in this Agreement, the Distribution Agreement or the Post-Closing Covenants Agreement.

                  (m) Taxes. Except as set forth in Section 4.01(m) of the Company Disclosure Schedule:

                  (i) As used in this Agreement, "Treasury Regula tions" refer to the Treasury Department regulations promulgated under the Code;

                  (ii) No Liens for Taxes exist with respect to any of the assets or properties of any of the Retained Companies, except for statutory Liens for Taxes not yet due or payable or that are being contested in good faith;

                  (iii) All federal, state and local, domestic and foreign, material Tax Returns required to be filed by or on behalf of any of the Retained Companies, or any consolidated, combined, affiliated or unitary group of which any of the Retained Companies is or has ever been a member (together, a "Company Affiliated Group"), have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired;

                  (iv) Each such Tax Return was complete and correct in all material respects;

                  (v) All material Taxes with respect to taxable periods covered by such Tax Returns and all other material Taxes for which any of the Retained Companies is liable (together, the "Relevant Taxes") have been paid in full, or reserves therefor have been established in accordance with GAAP on the balance sheet contained in the Filed SEC Documents;

                  (vi) All U.S. Federal income Tax Returns filed by or on behalf of each Company Affiliated Group have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the period ended on the date on which the Effective Time occurs;

                  (vii) All Relevant Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Tax Authority have been paid in full;

                  (viii) There is no audit, examination, deficiency, or refund litigation pending with respect to any Relevant Taxes and during the past three years no Tax Authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Relevant Taxes;

                  (ix) None of the Retained Companies is bound by any currently effective private ruling, closing agreement or similar agreement with any Tax Authority relating to a material amount of Taxes;

                  (x) To the best knowledge of the Company, none of the Retained Companies shall be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of

         Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law;

                  (xi) To the best knowledge of the Company, (A) no person has made with respect to any of the Retained Companies, or with respect to any property held by any of the Retained Companies, any consent under
         Section 341 of the Code, (B) no material amount of property of the Retained Companies is "tax exempt property" within the meaning of
         Section 168(h) of the Code, (C) no material amount of assets of the Retained Companies are subject to a lease under Section 7701(h) of the Code, and (D) none of the Retained Companies is a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982;

                  (xii) None of the Retained Companies has been a member for any taxable period ending after 1991 of any affiliated, consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes other than the group of which it is presently a member;

                  (xiii) To the best knowledge of the Company, immediately following the Merger, none of the Retained Companies will have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in another Retained Company under Treasury Regulation
         Section 1.1502-19; and

                  (xiv) The Company is not aware of any action that it has taken which would disqualify the Company Distri bution as a transaction described in Section 355 of the Code and/or as part of a transaction described in Section 368(a)(1)(D) of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code.

                  (xv) There are no material undisclosed liabili ties in respect of the Benefits Plans that individually or in the aggregate would have a material adverse effect on the GBC Companies.

                  (n) Voting Requirements. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the other Transaction Agreements and the transactions contemplated hereby and thereby.

                  (o) State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the other Transaction Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements (solely, in the case of the Stockholder Agreement, for the purpose of rendering Section 203 of the DGCL inapplicable to the Merger and the other transactions contemplated hereby), and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the other Transaction Agreements or any of the transactions contemplated by this Agreement or the other Transaction Agreements and no provision of the Restated Certificate of Incorporation or Restated By-laws of the Company or certificate of incorporation or by-laws (or comparable organizational documents) of any Retained Subsidiary or any GBC Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Retained Company that may be acquired or controlled by Parent.

                  (p) Labor Matters. Neither the Company nor any of the Retained Subsidiaries is the subject of any suit, action or proceeding which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any Retained Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any Retained Subsidiary to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Retained Companies. No strike or other labor dispute involving the Company or any of the Retained Subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any employees of the Company or its subsidiaries who, as of the Effective Time, will be Retained Employees seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such dispute or activity which would not have a material adverse effect on the Retained Companies. Except as set forth in Section 4.01(p) of the Company Disclosure Schedule, neither the Company nor any of the Retained Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization. The Company and the Retained Subsidiaries have complied in all material respects with all laws relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and no person has, to the knowledge of the Company, asserted that the Company or any Retained Subsidiary is liable in any material amount for any arrears of wages or any Taxes or penalties for failure to comply with any of the fore going.

                  (q) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co., the fees and expenses of which will be paid by GBC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses may be payable and all indemnification and other agreements related to the engagement of the persons to whom such fees may be payable.

                  (r) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the Company's stockholders in the Merger is fair to such stockholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

                  (s) Compliance with Applicable Laws. The Company and its subsidiaries have, and as of the Effective Time each of the Retained Companies will have, in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on the Retained Business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or defaults individually or in the aggregate would not have a material adverse effect on the Retained Companies. Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on the Retained Companies or on the GBC Companies or impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements. Nothing in this
         Section 4.01(s) shall relate to compliance with or Permits under Environmental Laws (as defined in Section 4.01(t)), which is the subject of Section 4.01(t).

                  (t) Environmental Matters. (i) Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all applicable Environmental Laws, which compliance includes the pos session of permits and governmental authorizations re quired under applicable Environmental Laws ("Environmental Permits") and compliance with the terms and conditions thereof, in each case with respect to the Retained Business, except where such non-compliance individually or in the aggregate would not result in a material adverse effect on the Retained Companies.

                  (ii) Except as disclosed in the Filed SEC Docu ments or as set forth in Schedule 4.01(t) of the Company Disclosure Schedule, there are no Environmental Claims (as defined below) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, in each case with respect to the Retained Business, that would reasonably be expected to result in a material adverse effect on the Retained Companies.

                  (iii) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, the properties presently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its subsidiaries (including groundwater under the properties) (the "Properties") do not contain any Hazardous Substance (as defined below) other than as permitted under applicable Environmental Law, do not, and have not, contained any underground storage tanks and have not been used as a disposal site; provided, however, that with respect to Properties formerly owned, leased or operated by the Company or its subsidiaries, such representation is limited to the period prior to the disposition of such Properties by the Company or its subsidiaries;

                  (iv) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, no Hazardous Substance has been disposed of or transported from any of the Properties during the time any such Property was owned, leased or operated by the Company or any of its subsidiaries, other than as permitted under applicable Environmental Law;

                  (v) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, the Company and the Retained Subsidiaries have not become obligated, whether by operation of law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any claim brought pursuant to any Environmental Law;

                  (vi) Except as disclosed in the Filed SEC Documents or as set forth in Section 4.01(t) of the Company Disclosure Schedule, all rights to contractual indemnification for the benefit of the Company or any Retained Subsidiary relating to any Retained Liability resulting from any claim under Environmental Law are freely transferable and enforceable in connection with the Merger; and

                  (vii)  As used in this Agreement:

                           (A) the term "Environmental Claim" means any claim, action, investigation or written notice to the Company or any of its subsidiaries by any per son alleging potential liability (including, with out limitation, potential liability for investi gatory costs, cleanup costs, governmental response costs, natural resource damages, personal injuries or penalties) arising out of, based on or result ing from (a) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circum stances forming the basis of any violation or alleged violation of any applicable Environmental Law;

                           (B)  the term "Environmental Laws" means all
                  federal, state and local, domestic and foreign, laws and regulations, as in effect and as interpreted as of the date of this Agreement, relating to pollution, protection of the environ ment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Sub stances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Sub stances; and

                           (C) the term "Hazardous Substance" means chemicals, pollutants, contaminants, hazardous wastes, toxic substances, polychlorinated biphenyls, radon, asbestos and oil and petroleum products, by-products and fractions.

                  (u) Intellectual Property. As used herein, "Intellectual Property" means domestic and foreign patents, patent applications, written invention disclosures to be filed or awaiting filing determinations, trademark and service mark applications, registered trademarks, registered service marks, registered copyrights, trademarks, service marks and trade names. Section 4.01(u) of the Company Disclosure Schedule sets forth a list of all material registered Intellectual Property in which the Company or any of its subsidiaries has an interest as of the date hereof and which is used in connection with the Retained Business as currently conducted. Except as set forth in Section 4.01(u) of the Company Disclosure Schedule, the Company and its subsidiaries own or have the right to use, and as of the Effective Time the Retained Companies will own or have the right to use, all material Intellectual Property and material trade secrets, inventions, know-how, formulae, processes, procedures, research records, computer software (other than any licensed third party software), records of inventions, test information, market surveys, marketing know-how and unregistered copyrights ("Technology") used in connection with the Retained Business as currently conducted. The Company and its subsidiaries have used commercially reasonable measures to protect the secrecy, confidentiality and value of any Technology used in connection with the Retained Business. To the Company's knowledge, no Technology used in connection with the Retained Business has been used, divulged or appropriated for the benefit of any person other than the Retained Companies, except where such use, divulgence or appropriation would not individually or in the aggregate have a material adverse effect on the Retained Companies. Except as set forth in Section 4.01(u) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries has made any pending claim in writing of a violation, infringement, misuse or misappropriation by others of rights of the Company and its subsidiaries to or in connection with any material Intellectual Property or Technology used in connection with the Retained Business. There are no interferences or other contested inter partes proceedings, either pending or, to the knowledge of the Company, threatened, in any domestic copyright office, patent and trademark office or any other domestic Governmental Entity relating to any pending application with respect to any material Intellectual Property used in connection with the Retained Business that would have a material adverse effect on the Retained Companies. As used in this Section 4.01(u), the term "material", when applied to Intellectual Property or Technology, means that the Intellectual Property or Technology, as the case may be, is used in a significant manner to conduct the Retained Business as it is currently conducted.

                  (v) Contracts. Except for (w) Contracts executed by Parent or one of its subsidiaries on behalf of the Company or a subsidiary of the Company, (x) Contracts the parties to which consist solely of Parent or any of its subsidiaries, on the one hand, and the Company or any of its subsidiaries, on the other hand, (y) the Transaction Agreements or (z) as set forth in Section 4.01(v) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries with respect to the Retained Business is, and none of the Retained Companies will be as of the Effective Time, a party to or bound by any of the following:

                  (i) employment Contract that has an aggregate future liability in excess of $100,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $100,000;

                  (ii) covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement);

                  (iii) Contract with any current or former employee, officer or director of the Company or any of its subsidiaries (other than employment agreements covered by clause (i) above);

                  (iv) lease, sublease or similar agreement with any person (other than any of the Retained Companies) under which any of the Retained Companies is a lessor or sublessor of, or makes available for use to any person (other than the Retained Companies), (A) any property of the Retained Companies or (B) any portion of the premises otherwise occupied by any of the Retained Companies;

                  (v) lease, sublease or similar agreement with any person (other than any of the Retained Companies) under which (A) any of the Retained Companies is a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) any of the Retained Companies is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of the Retained Companies, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $50,000;

                  (vi) (A) continuing Contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of Contract or (C) advertising Contract, in any such case which has an aggregate future liability to any person (other than any of the Retained Companies) in excess of $50,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $50,000;

                  (vii) material license, option or other Contract relating in whole or in part to the Intellectual Property set forth in Section 4.01(u) of the Company Disclosure Schedule or other material trademarks or copyrights or computer software used primarily in con nection with the Retained Business as currently conducted (other than licenses for the use of readily available, off-the-shelf software);

                  (viii) Contract under which any of the Retained Companies has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than any of the Retained Companies) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than any of the Retained Companies);

                  (ix) Contract (including so-called take-or-pay or keepwell agreements) under which (A) any person (including any of the Retained Companies) has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Retained Companies or the GBC Companies or (B) any of the Retained Companies has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (x) Contract under which any of the Retained Companies has, directly or indirectly, made any loan, advance, extension of credit or capital contribution to, or investment in, any person (other than any of the

         Retained Companies and other than to officers and employees of the Retained Companies for travel, business or relocation expenses in the ordinary course of business);

                  (xi) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any property of any of the Retained Companies;

                  (xii) Contract under which any of the Retained Companies is or may become obligated to indemnify any other person (other than any of the Retained Companies) or otherwise to assume any material liability with respect to liabilities relating to any current or former business of the Company, any of its subsidiaries or any predecessor person;

                  (xiii) programming agreement that has an aggregate future liability that the Retained Companies are obligated to pay in excess of $75,000; or

                  (xiv) other Contract which has an aggregate future liability to any person (other than the Retained Companies) in excess of $75,000 and is not terminable by one of the Retained Companies by notice of not more than 60 days for a cost of less than $75,000.

         Except as set forth in Section 4.01(v) of the Company Disclosure Schedule and subject to obtaining the consents set forth in
         Section 4.01(d) of the Company Disclosure Schedule, all Contracts listed in Section 4.01(v) of the Company Disclosure Schedule are valid, binding and in full force and effect and are enforceable by the Company or its relevant subsidiary (and, at the Effective Time, will be enforceable by one of the Retained Companies) in accordance with its terms. The Company and its subsidiaries have performed all material obligations required to be performed by them to date under the Contracts listed in the Company Disclosure Schedule and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts listed in the Company Disclosure Schedule is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  (w) Tax Representations. The Company does not have any reason to believe that it or any of its subsidiaries will not be able to give appropriate representations (i) to the Internal Revenue Service necessary to receive the Tax Rulings or (ii) to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and to Cravath, Swaine & Moore, counsel to Parent, if opinions of counsel will be received in lieu of any Merger Ruling pursuant to Section 7.01(g).

                  SECTION 4.02. Representations and Warranties of Parent and Sub. Except as set forth with respect to a specifically identified representation and warranty on the disclosure schedule delivered by Parent to the Company simultaneously with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                  (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each of Parent and Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries. Each of Parent and Sub has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Parent has delivered or made available to the Company prior to the execution of this Agreement complete and correct copies of its Restated Articles of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

                  (b) Capital Structure. The authorized capital stock of Parent consists of 1,100,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on January 31, 1997, (i) 607,377,291 shares of Parent Common Stock were issued and outstanding, (ii) 3,600,000 shares of Parent Preferred Stock, all denominated as Series C Conversion

         Preferred Stock, were issued and outstanding, (iii) 3,152,752 shares of Parent Common Stock were held by Parent in its treasury,
         (iv) 88,147,350 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1993 Long Term Incentive Plan, Parent's 1991 Long Term Incentive Plan, Parent's 1984 Long Term Incentive Plan and Parent's Deferred Compensation and Stock Plan for Directors and other stock-based plans and agreements (the "Parent Stock Plans"),
         (v) 36,000,000 shares of Parent Common Stock were reserved for issuance upon conversion of the Series C Conversion Preferred Stock and (vi) 5,000,000 shares of Parent Preferred Stock, all denominated as Series A Participating Preferred Stock (subject to increase and adjustment as set forth in the Rights Agreement (as defined below) and the Certificate of Designations attached as an exhibit thereto) were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Parent Preferred Stock pursuant to the Rights Agreement dated as of December 28, 1995, between Parent and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). Except as set forth above, at the close of business on January 31, 1997, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. At the close of business on January 31, 1997, there were no notes, bonds, debentures or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above or as otherwise contemplated by this Agreement, at the close of business on January 31, 1997, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. At the close of business on January 31, 1997, there were no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                  (c) Authority; Noncontravention. Each of Parent and Sub has the requisite corporate power and authority to execute, deliver and perform each Transaction Agreement to which it is or will be a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by Parent and Sub of each Transaction Agreement to which it is or will be a party and the consummation by Parent and Sub of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no other corporate proceedings on the part of Parent or Sub are necessary to authorize any Transaction Agreement to which it is or will be a party or for Parent or Sub to consummate the transactions so contemplated (other than, if required by the applicable rules of the NYSE, the affirmative vote of the holders of a majority of the votes cast at the Parent Shareholders Meeting to authorize the issuance of Parent Common Stock in connection with the Merger, provided that the total number of votes cast at the Parent Shareholders Meeting on the proposal represents more than 50% of the outstanding shares of Parent Common Stock entitled to vote generally in an annual election of directors (the "Parent Shareholder Approval")). This Agreement has been duly executed and delivered by Parent and Sub and the Stockholder Agreement has been duly executed and delivered by Parent and, assuming this Agreement and the Stockholder Agreement constitute a valid and binding obligation of the Company or the Principal Stockholders, as applicable, each constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. Each Transaction Agreement (other than this Agreement and the Stockholder Agreement) to which Parent will be a party when executed and delivered will, assuming that such Transaction Agreement will constitute a valid and binding obligation of each Retained Company or GBC Company party thereto, constitute a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. None of the execution, delivery or performance by Parent and Sub of each Transaction Agreement to which either of them is or will be a party or the consummation by Parent and Sub of the transactions contemplated thereby will conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under,
         (i) the Restated Articles of Incorporation or By-laws of Parent, the Certificate of Incorporation or By-laws of Sub or the certificate of incorporation or by-laws (or comparable organizational documents) of such other subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument, license, franchise, permit or concession applicable to Parent, Sub or such other subsidiary or their respective properties or assets or
         (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or such other subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent and its subsidiaries, (y) impair in any material respect the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or
         (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements.
         Except for consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the HSR Act and any foreign competition laws, filings under state securities or "blue sky" laws, filings with the NYSE, approvals of and filings with the FCC under the Communications Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business and other consents, approvals, orders, authorizations, registrations, declarations, filings and agreements expressly provided for in the Transaction Agreements, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution, delivery or performance by Parent and Sub of each Transaction Agreement to which either of them is or will be a party or the consummation by Parent and Sub of the transactions contemplated thereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such registrations, declarations or filings, would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements).

                  (d) SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the
         SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 4.02(f)), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

                  (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Registration Statements will, at the time they become effective under the Securities Act or the Exchange Act, as applicable, at the time of any post-effective amendments or supplements thereto, at the Effective Time and at the time of the Parent Shareholders Meeting, if applicable, in the case of the Parent Form S-4, or at the time of the Company Stockholders Meeting and the Time of Distribution, in the case of the GBC Form 10, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement-Prospectus will, at the date it is first mailed to the Company's stockholders or, if applicable, Parent's shareholders, or at the time of the Company Stockholders Meeting or, if applicable, the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Parent Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and, if the Parent Shareholder Approval is required, the Proxy Statement-Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Parent Form S-4 or the Proxy Statement-Prospectus based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                  (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed Parent SEC Documents"), in connection with the Parent Distribution or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there has not been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                  (g) Litigation. Except as disclosed in the Filed Parent SEC Documents, there is no suit, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that individually or in the aggregate would reasonably be expected to (i) have a material adverse effect on Parent and its subsidiaries, (ii) impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements or
         (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by the Transaction Agreements, nor is there any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which would reasonably be expected to have, any effect referred to in clause (i),
         (ii) or (iii) above.

                  (h) Taxes. (i) All federal, state and local, domestic and foreign, material Tax Returns required to be filed by or on behalf of any of Parent or any of its subsidiaries, or any consolidated, combined, affiliated or unitary group of which any of Parent or any of its subsidiaries is or has ever been a member, have been timely filed or requests for extensions have been timely filed and any such extensions have been granted and have not expired;

                  (ii) Each such Tax Return was complete and correct in all material respects;

                  (iii) All material Taxes with respect to taxable periods covered by such Tax Returns and all other material Taxes for which any of Parent or any of its subsidiaries are liable have been paid in full, or reserves therefor have been established in accordance with GAAP on the balance sheet contained in the Parent Filed SEC Documents; and

                   (iv) Parent is not aware of any action that it or any of its subsidiaries has taken which would disqualify the Company Distribution as a transaction described in Section 355 of the Code and/or as part of a transaction described in Section 368(a)(1)(D) of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code.

                  (i) Voting Requirements. If required by the applicable rules of the NYSE, the Parent Shareholder Approval is the only vote of the holders of any class or series of Parent's capital stock necessary to authorize the issuance of Parent Common Stock in connection with the Merger.

                  (j) Brokers. No broker, investment banker, financial advisor or other person, other than Evercore Partners Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Parent or Sub.

                  (k) Compliance with Applicable Laws. Parent and its subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or defaults individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries. Except as disclosed in the Filed Parent SEC Documents, Parent and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for possible noncompliance which individually or in the aggregate would not have a material adverse effect on Parent and its subsidiaries.

                  (l) Tax Representations. Parent does not have any reason to believe that it or any of its subsidiaries will not be able to give appropriate representations (i) to the Internal Revenue Service necessary to receive the Tax Rulings or (ii) to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and to Cravath, Swaine & Moore, counsel to Parent, if opinions of counsel will be received in lieu of any Merger Ruling pursuant to Section 7.01(g).

                  (m) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

                  (n) Ownership of Company Common Stock. As of the date of this Agreement, none of Parent or any of its subsidiaries own any shares of capital stock of the Company.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

                  SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on the Retained Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (including, without limitation, not taking any actions out of the ordinary course of business to generate cash, such as delaying payables or accelerating receivables) and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Retained Business, use reasonable efforts to keep available the services of the current officers and other key employees of the Retained Business and preserve its relationships with those persons having business dealings with the Retained Business to the end that the goodwill and ongoing businesses of the Retained Business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company agrees as to itself and its subsidiaries that except for the Restructuring and the Company Distribution or as otherwise expressly contemplated by the Transaction Agreements:

                  (i)  Dividends.  The Company and its subsidiaries shall not
         (x) declare, set aside or pay any dividends or other distributions (whether in cash, stock or property) with respect to any of the Company s capital stock, other than regular quarterly cash dividends or (y) split, combine or reclassify any of the Company s capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                  (ii) Issuance of Securities. The Company and its subsidiaries shall not issue, deliver, sell, pledge or otherwise encumber any shares of capital stock of any of the Retained Companies, any other voting securities or any securities convertible into, or any options, warrants or rights to acquire, any such shares, voting securities or convertible securities (other than

         (x) the issuance of Company Class A Common Stock upon the exercise of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (y) the issuance of Company Class A Common Stock pursuant to the conversion of Company Class B Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation, but only if such conversion does not involve a violation of the Stockholder Agreement).

                  (iii) Governing Documents. The Company shall not amend its Restated Certificate of Incorporation or Restated By-laws, nor shall it permit any Retained Subsidiary to amend its certificate of incorporation, by-laws or other comparable organizational documents.

                  (iv) No Acquisitions. The Company and the Retained Subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the capital stock or assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, (y) any assets that individually or in the aggregate are material to the Retained Business or (z) any Trust Certificates (as defined in the Stockholder Agreement).

                  (v) No Dispositions. The Company and its subsidiaries shall not sell, lease, license, or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Retained Business, other than in the ordinary course of business consistent with past practice or pursuant to existing contractual obligations set forth in the Company Disclosure Schedule.

                  (vi) Indebtedness. The Company and the Retained Subsidiaries shall not (x) incur any indebtedness except in the case of the Company for indebtedness incurred in the ordinary course of business consistent with past practice which is either repaid or retired prior to the Effective Time or which becomes an Assumed Liability pursuant to the terms of the Distribution Agreement or (y) make any loans, advances, extensions of credit or capital contributions to, or investments in, any other person, other than to officers and employees of the Retained Companies for travel, business or relocation expenses in the ordinary course of business and other than investments in any entity that was a wholly owned Retained Subsidiary before giving effect to such investment.

                  (vii) Capital Expenditures. During the period from the date of this Agreement to the Closing Date, the Company and its subsidiaries will continue to make capital expenditures with respect to the Retained Business in the ordinary course of business (other than with respect to additional NASCAR Thunder retail stores) in an amount of up to $14,599,903 (in accordance with Schedule 5.01(a)(vii) hereto) on an annualized basis (the "Total Expenditure Amount; any portion of the Total Expenditure Amount not spent during the period from January 1, 1997 to the Closing Date is referred to herein as the "Unspent Amount"); provided, however, that the Company and its subsidiaries shall not make or agree to make any capital expenditure or capital expenditures relating to a single project in excess of $100,000 without the prior written consent of Parent. The Company and its subsidiaries shall (A) make all capital expenditures necessary to complete the build-out and opening of the NASCAR Thunder retail store to be located in Cincinnati and (B) make such capital expenditures as Parent requests related to the acquisition of leases for, or the build-out and opening of, other NASCAR Thunder retail stores (such capital expenditures made in connection with this clause (B), the "NASCAR Expenditures"), and in each case such capital expenditures shall not be included in the calculation of the Total Expenditure Amount or of the Unspent Amount.

                  (viii) Tax Matters. With respect to the Retained Companies, the Company and its subsidiaries shall not make any Tax election that would reasonably be expected to have a material adverse effect on the Retained Companies or settle or compromise any material income Tax liability.

                  (ix) Contracts. The Company and its subsidiaries shall not enter into any programming agreements with a term of more than one year to which any Retained Company will be a party or subject. Except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on the Retained Companies, the Company and the Retained Subsidiaries shall not modify, amend or terminate any material Contract to which the Company or any Retained Subsidiary is, or at the Effective Time will be, a party or waive, release or assign any material rights or claims thereunder.

                  (x) Employee Matters. Except as required by law or in the ordinary course of business consistent with past practice, the Company will not, nor will it permit any of its subsidiaries to, (i) increase the compensation of any Retained Employee, (ii) enter into any Contract with any Retained Employee regarding his employment, compensation or benefits, or (iii) adopt any plan, arrangement or policy which would become a Benefit Plan or amend any Benefit Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Retained Companies that will not either (x) be fully performed or satisfied prior to the Effective Time or (y) be an Assumed Liability pursuant to the Distribution Agreement.

                  (xi) Accounting Policies and Procedures. The Company and the Retained Subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC or as relates only to the GBC Companies.

                  (xii) Company Distribution and Merger. The Company and its subsidiaries shall not take or cause or permit to be taken any action prior to the Effective Time that would disqualify the Company Distribution as a transaction described in Section 355 of the Code or disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a)(1)(B) of the Code. The Company shall use reasonable efforts to do everything reasonably necessary to have the Company Distribution and the Merger qualify as aforesaid.

                  (xiii) Liens. The Company shall not, and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any Lien on any Retained Asset, except for Permitted Liens.

                  (xiv) Maintenance of Properties. The Company and the Retained Subsidiaries shall continue to maintain and repair all property material to the operation of the Retained Business in a manner consistent with past practice.

                  (xv) Intercompany Transfers. The Company shall (i) not engage in or allow transfers of assets or liabilities or engage or enter into other transactions between any of the Retained Companies, on the one hand, and any of the GBC Companies, on the other hand, except as contemplated by the Distribution Agreement, (ii) from and after the time of execution of any Transaction Agreement, abide and cause the GBC Companies to abide by their respective obligations under such Transaction Agreements and (iii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement; provided that nothing herein shall prohibit transfers of cash between the Retained Companies and the GBC Companies, so long as such transfers are properly recorded on the intercompany accounts of the Retained Companies.

                  (xvi) No Change in Nature of Business. The Company and its subsidiaries shall not make any change in their lines of business as of the date hereof that would, based on the facts and circumstances and conduct of the particular business, materially increase the potential liability of any of the Retained Companies under statutes or legal doctrines permitting the imposition of liability on a parent corporation in respect of the liabilities of its subsidiaries.

                  (xvii) Authorizations. The Company and its subsidiaries shall not authorize, or commit or agree to take, any of the foregoing actions.

Notwithstanding anything in this Agreement to the contrary, the Company shall cause the Closing Working Capital (as defined in the Post-Closing Covenants Agreement) of the Retained Business to be positive as of the Effective Time.

                  (b) Actions by Parent. During the period from the date of this Agreement to the Effective Time, Parent and its subsidiaries shall not take or cause or permit to be taken any action that would disqualify the Company Distribution as a transaction described in Section 355 of the Code or disqualify the Merger as a "reorganization" within the meaning of
Section 368(a)(1)(B) of the Code. Parent shall use reasonable efforts to do everything reasonably necessary to have the Company Distribution and the Merger qualify as aforesaid.

                  (c) Other Acquisitions. During the period from the date of this Agreement to the Effective Time, Parent and its subsidiaries shall not make any material acquisitions except as previously discussed with the Company.

                  (d) Certain Services. During the period from the date of this Agreement to the Effective Time, Parent shall continue to provide advertising sales services and billing, collection and cash management services to the Company and its subsidiaries that it is currently providing consistent with past practice.

                  (e) Other Actions. During the period from the date of this Agreement to the Effective Time, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VII not being satisfied.

                  (f) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event (x) having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on, in the case of Parent, Parent and its subsidiaries and, in the case of the Company, the Retained Companies or the GBC Companies, (y) having, or which, insofar as can reasonably be foreseen, would have, the effect set forth in clause (i) above, or (z) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article VII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any employee, officer or director of or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or give any approval of the type referred to in Section 4.01(o) with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that nothing contained in the preceding portion of this sentence shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any employee, officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company. For purposes of this Agreement, "takeover proposal" means any proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, an equity interest in or any voting securities of the Company or any of its subsidiaries or a substantial portion of the assets of the Company and its subsidiaries taken as a whole, other than the transactions contemplated by this Agreement.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger or
(y) approve or recommend, or propose to approve or recommend, any takeover proposal.

                  (c) The Company promptly shall advise Parent orally and in writing of any request for information or of any takeover proposal or any inquiry with respect to or which would reasonably be expected to lead to any takeover proposal, the identity of the person making any such request, takeover proposal or inquiry and all the terms and conditions thereof. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.


                                   ARTICLE VI

                             Additional Agreements

                  SECTION 6.01. Preparation of the Registration Statements and the Proxy Statement-Prospectus; Company Stockholders Meeting; Parent Shareholders Meeting. (a) As soon as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement-Prospectus, the Company shall prepare and file with the SEC the GBC Form 10 and Parent shall prepare and file with the SEC the Parent Form S-4, in which the Proxy Statement-Prospectus will be included as a prospectus (in each case including the respective financial statements and pro forma financial statements of the parties required to be set forth therein). Each of Parent and the Company shall use all reasonable efforts to have the Registration Statements declared effective under the Securities Act or the Exchange Act, as applicable, as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement-Prospectus to be mailed to the Company's stockholders as promptly as practicable after it has been cleared by the SEC. If the Parent Shareholder Approval is required by the applicable rules of the NYSE, Parent will use all reasonable efforts to cause the Proxy Statement-Prospectus to be mailed to Parent's shareholders as promptly as practicable after it has been cleared by the SEC. Each of Parent and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of New GBC Common Stock in connection with the Company Distribution, in the case of the Company, and the issuance of Parent Common Stock in connection with the Merger, in the case of Parent. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock and Parent shall furnish all information concerning Parent and its subsidiaries, in each case as may be reasonably requested in connection with any such action.

                  (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby.

                  (c) If the Parent Shareholder Approval is required by the applicable rules of the NYSE, Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval. If so required, Parent will, through its Board of Directors, recommend to its shareholders the authorization of the issuance of Parent Common Stock in connection with the Merger.

                  SECTION 6.02. Letters of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent letters of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which each Registration Statement shall become effective and a letter of Arthur Andersen LLP dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

                  SECTION 6.03. Letters of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company letters of KPMG Peat Marwick LLP and Price Waterhouse LLP, Parent's independent public accountants for the relevant periods prior to the date hereof, dated a date within two business days before the date on which each Registration Statement shall become effective and letters of KPMG Peat Marwick LLP and Price Waterhouse LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statements.

                  SECTION 6.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement (as defined below) and upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to,
(i) afford to Parent, its subsidiaries and their employees, officers, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of its properties, books, Contracts, personnel and records relating to the Retained Companies, the Retained Business, the Retained Assets or the Retained Liabilities and (ii) furnish promptly to Parent all other information concerning the business, properties and personnel of the Company and its subsidiaries as Parent may reasonably request; provided, however, that such access shall not unreasonably interfere with the normal operations of the Company and its subsidiaries. During such period, each of Parent and the Company shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party a copy of each report, schedule, registration statement and other document required to be filed by it during such period pursuant to the requirements of U.S. Federal or state securities laws. Each of Parent and the

Company will hold, and will cause its respective employees, officers, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated as of January 8, 1997, between Parent and the Company (the "Confidentiality Agreement").

                  SECTION 6.05. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, Parent, Sub and the Company each agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and prior to the consummation of the Parent Distribution, the Restructuring, the Company Distribution and the Merger and the other transactions contemplated by the Transaction Agreements, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings and the taking of all steps as may be necessary to obtain an approval, waiver, order or authorization from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary waivers, consents, approvals, orders or authorizations from third parties,
(iii) the defending of any suit, action or proceeding, whether judicial or administrative, challenging any Transaction Agreement or the consummation of any of the transactions contemplated by any Transaction Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Agreements.

                  (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any of the Transaction Agreements or any of the transactions contemplated thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the Transaction Agreements or any of the transactions contemplated thereby, take all action necessary to ensure that the transactions contemplated by the Transaction Agreements may be consummated as promptly as practicable on the terms contemplated by the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Transaction Agreements.

                  SECTION 6.06. Stock Options. Each Employee Stock Option that is held by any Retained Employee, that is out standing immediately prior to the Effective Time and that is not required to be assumed by GBC in accordance with Article VII of the Distribution Agreement, whether or not then vested or exercisable, shall, effective as of the Effective Time, be assumed by Parent and become and represent an option to acquire the number of shares of Parent Common Stock (a "Substitute Option"), rounded up to the nearest whole share, determined in a manner that will preserve the spread between the option exercise price and the fair market value of the Company Class A Common Stock subject to such option and the ratio of the spread to the exercise price of such option as provided in Section 425 of the Code and the regulations promulgated thereunder; provided, however, that in the case of any Employee Stock Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Employee Stock Option immediately prior to the Effective Time. Parent, in its sole discretion, shall determine whether such Substitute Options shall be issued under an existing or newly established plan of Parent, the Company or any of their respective subsidiaries.


                  SECTION 6.07. Fees and Expenses. Except as provided elsewhere herein and in the Tax Disaffiliation Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the party incurring such fees, costs or expenses, except that each of Parent and the Company shall bear and pay one-half of (i) the fees, costs and expenses incurred in connection with filing, printing and mailing the Registration Statements and the Proxy

Statement-Prospectus and (ii) all filing fees incurred under the HSR Act.

                  SECTION 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by the Transaction Agreements, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Agreements shall be in the form heretofore agreed to by the parties.

                  SECTION 6.09. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement in the form of Annex E hereto. The Company shall not register, and shall instruct its transfer agent not to register, the transfer of any certificate representing Company Common Stock held by a Principal Stockholder, unless such transfer is made in compliance with the terms of the Stockholder Agreement.

                  SECTION 6.10. NYSE Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  SECTION 6.11. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by the Transaction Agreements; provided, however, that no such settlement involving a remedy other than money damages that will be an Assumed

Liability shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

                  SECTION 6.12. Cooperation with Respect to Internal Revenue Service Rulings and Tax Opinions of Counsel. As soon as practicable after the date hereof, Parent and the Company shall submit to the Internal Revenue Service a request (the "Ruling Request") for the Tax Rulings.

                  The initial Ruling Request and any supplements or materials submitted to the Internal Revenue Service relating thereto (each, an "IRS Submission") shall be prepared by the Company, shall be true and correct in all material respects, and all material facts relating to the requested rulings shall be disclosed to the Internal Revenue Service. The Company shall provide Parent with a reasonable opportunity to review and comment on each IRS Submission prior to the filing of such IRS Submission with the Internal Revenue Service, and no IRS Submission shall be filed with the Internal Revenue Service unless (a) the Company and Parent shall have agreed as to the contents of such IRS Submission prior to such filing as it relates to the Merger and (b) Parent shall have consented to the contents of such IRS Submission as it relates to the Restructuring and/or the Company Distribution, which consent will not be unreasonably withheld or delayed. The Company shall promptly provide Parent with copies of each IRS Submission as filed with the Internal Revenue Service. Neither the Company nor the Company's representatives shall conduct any communications with the Internal Revenue Service concerning such Ruling Request, including meetings or conferences with Internal Revenue Service personnel, whether telephonically or in person or otherwise, without first notifying Parent or Parent's representatives and giving Parent (or Parent's representatives) an opportunity to participate. Parent, Sub and the Company each agrees to use reasonable best efforts to obtain the Tax Rulings and, if any opinions of counsel are to be obtained in lieu of one or more Merger Rulings pursuant to the provisions of Section 7.01(g), to obtain any such opinions.

                  SECTION 6.13. Indebtedness. The Company agrees that immediately prior to the Effective Time, after giving effect to the Restructuring and the other transactions contemplated by the Transaction Agreements, there will not be outstanding any indebtedness in respect of which any of the Retained Companies is obligated.

                  SECTION 6.14. Distribution Agreement. Notwith standing anything herein to the contrary, prior to the execution of the Distribution Agreement, the Company may, with reasonable prior notice to Parent, make such changes to Article IV of the Distribution Agreement as it deems neces sary or appropriate, provided that such changes do not in any respect adversely affect Parent, any of its subsidiaries, any of the Retained Companies or the Retained Business, or the ability of any of the parties to any of the Transaction Agreements to consummate any of the transactions contemplated thereby. Except as set forth in the immediately preceding sentence, none of the Transaction Agreements will be amended in any manner without Parent's prior consent.

                  SECTION 6.15. Employee Matters. (a) As of the Effective Time, the Retained Employees shall participate in the applicable employee benefit plans or programs of CBS, Inc. on the same basis as similarly situated employees of CBS, Inc.

                  (b) Parent will, or will cause the Retained Companies to, continue to employ, with comparable compensation, as of the Effective Time, all of the Retained Employees, including all such Retained Employees covered by any collective bargaining agreement. Nothing herein is intended to confer upon any Retained Employee any right to continued employment or any guaranteed level of compensation by Parent or the Retained Companies following the Effective Time. Any Retained Employee whose employment is involuntarily terminated within a period of 90 days following the Effective Time shall be entitled to severance from Parent or the Company on a basis no less favorable than the severance that would have been provided to such individual under the applicable severance policy or program of the Company in effect on the date of this Agreement had such Retained Employee been terminated while covered by such policy or program. Parent will, or will cause the Company to, give Retained Employees full credit for purposes of eligibility and vesting (and for purposes of calculating any severance, vacation, holiday and sick day entitlements) under any employee benefit plans or arrangements maintained by Parent, the Company or any subsidiary of Parent or the

Company to the same extent recognized by the Company immediately prior to the Effective Time.

                  (c) Parent agrees to honor, or cause the Company to honor, the terms of the Company's annual incentive bonus program as in effect as of the date hereof so that, upon completion of the calendar year in which the Effective Time occurs, each Retained Employee who would have been entitled to a bonus thereunder had the transactions contemplated under this Agreement and the Distribution Agreement not been consummated shall receive an annual incentive bonus in an amount not less than the annual bonus such Retained Employee would have received had such transactions not been consummated (prorated to the extent that the employment of any such Retained Employee is involuntarily terminated by the Company prior to December 31 of the calendar year in which the Effective Time shall occur). The Company agrees to continue to make accruals for such bonuses in accordance with past practice and that such accruals will be included in the Closing Balance Sheet (as defined in the Post-Closing Covenants Agreement).

                  (d) During the period from the date of this Agreement through the Closing Date, Parent and the Company will use their reasonable efforts to agree upon those Retained Employees who also perform financial, human resources and purchasing services for the GBC Companies to whom the GBC Companies may offer employment without violating the restrictions contained in
Section 3.04(a) of the Post-Closing Covenants Agreement.


                                                                     ARTICLE VII

                                                            Conditions Precedent

                  SECTION 7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Approvals. The Company Stockholder Approval and, if required by the applicable rules of the NYSE, the Parent Shareholder Approval shall have been obtained.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                  (d) Registration Statements. The Registration Statements shall have become effective under the Securities Act or the Exchange Act, as applicable, no stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) NYSE Listing. The shares of Parent Common Stock issuable to the Company's stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Pre-Merger Transactions. The transactions contemplated by Article III, including, without limitation, the Restructuring, the Company Distribution and the execution and delivery of the Transaction Agreements not executed on the date hereof, shall have been consummated in accordance with the terms of this Agreement and the Distribution Agreement (which includes additional conditions to such consummation).

                  (g) Tax Rulings. The Internal Revenue Service shall have issued and not revoked the Tax Rulings, reasonably satisfactory in form and substance to Parent and the Company. In the event that the Internal Revenue Service shall have issued all of the Tax Rulings except for one or more of the Merger Rulings, then, in lieu of each such Merger Ruling, the con ditions of this Section 7.01(g) shall be satisfied if, as to the Company, the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, and, as to Parent, if Parent shall have received an opinion of Cravath, Swaine & Moore, counsel to Parent, in each case to the same effect as each such Merger Ruling, reasonably satisfactory in form and substance to the Company or Parent, as the case may be, and dated as of the Closing Date.


                  (h) Alternative Transaction. If the Alternative Transaction (as defined in Section 9.01) is to be consummated, the Parent Distribution shall have been consummated not less than 75 days prior to the Closing Date.

                  (i) No Adverse Tax Development. There shall not be outstanding as of the Closing Date any Adverse Tax Development.

                  For purposes of this Section 7.01(i), an "Adverse Tax Development" shall mean (x) the enactment of any legislation, the passage of any bill by either House of Congress or the introduction of a bill by any Member of Congress; (y) that has not been withdrawn or modified so as not to be an Adverse Tax Development; and (z) with respect to which either Parent or the Company provides the other with an opinion of Cravath, Swaine & Moore, in the case of Parent, or Skadden, Arps, Slate, Meagher & Flom LLP, in the case of the Company, to the effect that such legislation, as enacted, has, or if such bill were enacted into law with the effective date and transition rules contained therein, such bill would have, the effect of amending the Code so as to cause the Company Distribution to be taxable for U.S. Federal income tax purposes to, and result in a material increase in the U.S. Federal income tax liability of, the Company or its stockholders; provided, however, that if the Adverse Tax Development does not by its terms apply to contracts that are binding on the date of this Agreement (or on a later date), and if under the terms of such bill or legislation constituting an Adverse Tax Development contracts are considered binding despite conditions or contractual provisions that are referred to in such bill or legislation as "customary" or "normal" or other language to the same effect ("Customary Conditions"), then such opinion shall be required to reach its conclusion on the assumption that all conditions to the parties' obligations to effect the Merger (including but not limited to this Section 7.01(i)) and all provisions of the Transaction Agreements are Customary Conditions.

                  SECTION 7.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver (by Parent) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. Each of the Company and its subsidiaries shall have performed in all material respects all obligations required to be performed by it under the Transaction Agreements at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                  (c) Letters from Company Affiliates. Parent shall have received from each person identified in the letter referred to in
         Section 6.09 an executed copy of an agreement in the form of Annex E hereto.

                  (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding
         (i) challenging the acquisition by Parent of any shares of capital stock of any of the Retained Companies, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Transaction Agreements or seeking to obtain from the Company or Parent or any of their respective subsidiaries any damages that are material in relation to the Retained Companies taken as a whole or Parent and its subsidiaries taken as a whole,
         (ii) seeking to prohibit or limit the ownership or operation by the Retained Companies or by Parent or any of its subsidiaries of any material portion of the Retained Business or of the business or assets of Parent and its subsidiaries, taken as a whole, as applicable, or to compel the Retained Companies or Parent or any of its subsidiaries to dispose of or hold separate any material portion of the Retained Business or of the business or assets of Parent and its subsidiaries, taken as a whole, as applicable, as a result of the transactions contemplated by the Transaction Agreements, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of any of the Retained Companies or the Surviving Corporation, (iv) seeking to prohibit Parent and its subsidiaries from effectively controlling in any material respect the Retained Business, or (v) which otherwise would reasonably be expected to have a material adverse effect on the Retained Companies or on Parent and its subsidiaries (excluding for this purpose the Retained Companies). In addition, there shall not be any judgment, order, decree, statute, law, ordinance, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (iv) above.

                  (e) Company Distribution. The conditions to the obligations of the Company to consummate the Company Distribution set forth in
         Article VIII of the Distribution Agreement shall have been satisfied (without giving effect to any waiver of any such condition not approved by Parent).

                  (f) FCC and Other Governmental and Regulatory Consents. All consents, approvals, orders and authorizations of, and all registrations, declarations or filings with, any Governmental Entity (including, without limitation, approvals of and filings with the FCC relating to the transfer of licenses) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Agreements shall have been obtained or made, except where the failure to obtain or make the same individually or in the aggregate would not be reasonably likely to have a material adverse effect on the Retained Companies or on Parent and its subsidiaries.

                  (g) Noncompetition Agreements. Each of Edward L. Gaylord and Edward K. Gaylord shall have entered into noncompetition agreements with Parent with substantially the terms applicable to GBC set forth in Section 3.04 of the Post-Closing Covenants Agreement and such agreements shall be in full force and effect.

                  (h) No Material Adverse Change. Except as disclosed in the Filed SEC Documents, Section 4.01(h) of the Company Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed SEC Documents, there shall not have been any event, change or development which individually or in the aggregate has had or would reasonably be expected to have a material adverse effect on the Retained Companies or on the GBC Companies or would impair the ability of the Retained Companies or the GBC Companies, as the case may be, to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                  SECTION 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver (by the Company) on or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under the Transaction Agreements at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                  (c) FCC and Other Governmental and Regulatory Consents. All consents, approvals, orders and authorizations of, and all registrations, declarations or filings with, any Governmental Entity (including, without limitation, approvals of and filings with the FCC relating to the transfer of licenses) required to be obtained prior to the Closing Date in connection with the execution, delivery and performance of the Transaction Agreements shall have been obtained or made, except where the failure to obtain or make the same individually or in the aggregate would not be reasonably likely to have a material adverse effect on the GBC Companies.

                  (d) No Material Adverse Change. Except as disclosed in the Filed Parent SEC Documents, in connection with the Parent Distribution or as otherwise expressly contemplated by the Transaction Agreements, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, there shall not have been any event, change or development which individually or in the aggregate has had or would reasonable be expected to have a material adverse effect on Parent and its subsidiaries or impair the ability of Parent and Sub to consummate the transactions contemplated by, or to satisfy their obligations under, the Transaction Agreements.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Shareholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;
                  or

                  (b) by either Parent or the Company:

                           (i) if, upon a vote at a duly held Company
                  Stockholders Meeting or any adjournment thereof at which the Company Stockholder Approval shall have been voted upon, the Company Stockholder Approval shall not have been obtained;

                           (ii) if, upon a vote at a duly held Parent
                  Shareholders Meeting or any adjournment thereof at which the Parent Shareholder Approval shall have been voted upon, the Parent Shareholder Approval shall not have been obtained;

                           (iii) if the Merger shall not have been consummated
                  on or before February 9, 1998, unless the failure to consummate the Merger is the result of a wilful and material breach of any Transaction Agreement by the party seeking to terminate this Agreement or any of its subsidiaries, and, in the case of a termination by the Company, unless the failure to consummate the Merger is the result of a wilful and material breach of the Stockholder Agreement by any Principal Stockholder; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 calendar days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling, injunction or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Company Stockholders Meeting or, if the Parent Shareholder Approval is required by the applicable rules of the NYSE, the Parent Shareholders Meeting;

                           (iv) if any Governmental Entity shall have issued an
                  order, decree, ruling or injunction or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling, injunction or other action shall have become final and nonappealable; or

                           (v) in the event of a breach by the other party or
                  any of its subsidiaries of any representation, warranty, covenant or other agreement contained in the Transaction Agreements which (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) or
                  Section 7.03(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in the Transaction Agreements);

                  (c) by the Company in the event that the product of the Per Share Merger Consideration determined in accordance with
         Section 2.01(c) multiplied by the Outstanding Number would be greater than the Maximum Number of Shares but for the proviso to the first sentence of Section 2.01(c), by written notice to Parent (the "Company Termination Intent Notice") at least two days prior to the Closing Date that the Company is unwilling to accept the Per Share Merger Consideration calculated in accordance with Section 2.01(c); provided, however, that no right of termination shall arise under this
         Section 8.01(c) if Parent shall have given written notice to the Company, at any time within 24 hours of its receipt of the Company Termination Intent Notice, that Parent elects to increase the Per Share Merger Consideration to the Per Share Merger Consideration calculated in accordance with Section 2.01(c) without giving effect to the proviso to the first sentence thereof, in which case the Per Share Merger Consideration shall be so calculated; or

                  (d) by the Company in the event that (i) the Merger is to be consummated after the consummation of the Parent Distribution in accordance with Section 9.01, and (ii) the product of the Per Share Merger Consideration determined in accordance with Section 9.02 multiplied by the Outstanding Number would be greater than the Maximum Number of Alternative Shares (as defined in Section 9.02) but for the proviso thereto, by written notice to Parent (the "Alternative Termination Intent Notice") at least two days prior to the Closing Date that the Company is unwilling to accept the Per Share Merger Consideration calculated in accordance with Section 9.02; provided, however, that no right of termination shall arise under this Section 8.01(d) if Parent shall have given written notice to the Company, at any time within 24 hours of its receipt of the Alternative Termination Intent Notice, that Parent elects to increase the Per Share Merger Consideration to the Per Share Merger Consideration calculated in accordance with Section 9.02 without giving effect to the proviso thereto, in which case the Per Share Merger Consideration shall be so calculated.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to the Transaction Agreements (or any of its directors or officers) shall have any liability or further obligation to any other party, except as set forth in Sections 4.01(q), 4.02(j) and 6.07, the last sentence of Section 6.04, this Section 8.02 and Article X, all of which shall survive such termination, and except that nothing herein shall relieve any party from liability for any material and wilful breach of any of its representations, warranties, covenants or agreements set forth in any of the Transaction Agreements.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval subject, if required by the Stockholder Agreement, to the prior approval of the Principal Stockholders; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. The parties agree to attempt to obtain the Company Stockholder Approval in such a manner that in the event that the Merger is to be consummated after the consummation of the Parent

Distribution in accordance with Section 9.01 no further approval of the Company s stockholders would be required. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in the Transaction Agreements or in any document delivered pursuant to the Transaction Agreements or (c) subject to the proviso to the first sentence of Section 8.03, waive compliance by the other parties with any of the agreements or conditions contained in the Transaction Agreements. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Transaction Agreements to assert any of its rights under the Transaction Agreements or otherwise shall not constitute a waiver of such rights.

                  SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or, except in the case of the Company or Sub with respect to any amendment to this Agreement, the duly authorized designee of its Board of Directors.


                                   ARTICLE IX

                                                         Alternative Transaction

                  SECTION 9.01. Circumstances. Notwithstanding any provision of this Agreement to the contrary, in the event that (i) the Internal Revenue Service fails to issue all of the Tax Rulings in form and substance reasonably satisfactory to Parent and the Company and a representative of the Internal Revenue Service has indicated that, or Parent and the Company reasonably believe that, all of the Tax Rulings (without regard to the Merger Rulings as to which the provisions of Section 7.01(g) shall apply) could be obtained if the Merger was delayed until after the consummation of the Parent Distribution, or (ii) Parent, in its sole discretion, determines to consummate the Parent Distribution prior to the consummation of the transactions contemplated by this Agreement, then (and only then) (x) the Merger shall not be consummated until after the consummation of the Parent Distribution and (y) Parent and the Company shall attempt to obtain the Tax Rulings based on the Merger being consummated after the Parent Distribution (the "Alternative Transaction").

                  SECTION 9.02.  Alternative Per Share Merger Consideration.
In the event that, as a result of the circumstances described in Section 9.01, the Merger is to be consummated after the consummation of the Parent Distribution, then, for all purposes of this Agreement, "Per Share Merger Consideration" shall mean that number of duly authorized, validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the quotient, rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth, of (i) the quotient of
(x) $1,550,000,000 divided by (y) the Outstanding Number, divided by (ii) the Market Price of Parent Common Stock on the date on which the Effective Time shall occur; provided, however, that in the event that the product of the Per Share Merger Consideration multiplied by the Outstanding Number would exceed 88,000,000 (the "Maximum Number of Alternative Shares), then the Per Share Merger Consideration shall mean the highest number (after taking into account the rounding provision of this sentence) that would not result in the product of such number multiplied by the Outstanding Number exceeding 88,000,000.


                                   ARTICLE X

                               General Provisions

                  SECTION 10.01. Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that the representations and warranties of the Company contained herein shall survive the Effective Time until 11:59 p.m. (New York City time) on the second anniversary of the Effective Time; provided, further, that the representations and warranties of the Company set forth in
Section 4.01(m) shall not survive the Effective Time.

This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (a) if to Parent or Sub, to

                           Westinghouse Electric Corporation
                           11 Stanwix Street
                           Pittsburgh, PA 15222-1384

                           Telecopy No.:  (412) 642-5224

                           Attention:  Louis J. Briskman, Esq.

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Telecopy No.: (212) 474-3700

                           Attention:  Peter S. Wilson, Esq.; and

                       (b) if to the Company, to

                           Gaylord Entertainment Company
                           One Gaylord Drive
                           Nashville, TN 37214

                           Telecopy No.:  (615) 316-6060

                           Attention:  Frank M. Wentworth, Esq.

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom (Delaware) One Rodney Square Wilmington, Delaware 19801

                           Telecopy No.: (302) 651-3001

                           Attention:  Richard L. Easton, Esq.

                  SECTION 10.03.  Definitions.  For purposes of this Agreement:

                  (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person,
         (ii) all obligations of such person evidenced by notes, bonds, debentures or similar instruments, including warrants or rights to acquire such instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person, (vi) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed,
         (vii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof),
         (viii) all letters of credit issued for the account of such person and
         (ix) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

                  (c) "material adverse effect" means, when used in connection with an entity or a group of entities, any change, effect, event or occurrence that is materially adverse to the business, properties, assets, financial condition, results of operations or prospects of such entity or group, taken as a whole, other than any change, effect, event or occurrence relating to the United States economy in general, to United States stock market conditions in general or to the entity's or group's industry or industries in general, and not specifically relating to such entity or group or their respective subsidiaries;

                  (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (e) a "subsidiary" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such person or by any one or more of its subsidiaries, or by such person and one or more of its subsidiaries;

                  (f) a "significant subsidiary" of any person means any subsidiary of such person that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                  (g) "Taxes", "Tax Return" and "Tax Authority" have the meanings assigned thereto in the Tax Disaffiliation Agreement;

                  (h) "Tax Rulings" mean the rulings contained in the private letter ruling issued by the Internal Revenue Service in response to the Ruling Request substantially to the effect that, for U.S. Federal income tax purposes, (i) the Company Distribution will be a transaction described in Section 355(a) of the

         Code and the transfer of assets and liabilities to GBC immediately preceding the Company Distribution will be a transaction described in
         Section 351 or 368(a)(1)(D) of the Code; (ii) the distribution by GBC of all the capital stock of NEI to the Company will be a transaction described in Section 355(a) of the Code and the transfer of assets and liabilities to NEI immediately preceding such distribution will be a transaction described in Section 351 or 368(a)(1)(D) of the Code;
         (iii) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and (iv) each of the mergers of Opryland USA, Inc., WSM, Incorporated and Word Entertainment, Inc. with their respective parent corporations (A) will be treated as a reorganization within the meaning of Section 368(a) of the Code or a liquidation within the meaning of Section 332 of the Code, taking into account the transactions described in clause (ii) of this definition, or (B) will not fail to qualify as a reorganization within the meaning of Section 368(a) of the Code or a liquidation within the meaning of
         Section 332 of the Code by reason of the transactions described in clause (ii) of this definition;

                  (i)  "Merger Rulings" shall mean the rulings described in
                  Section 10.03(h)(ii) and (iv);

                  (j) "Retained Assets" means the assets of the Company and its subsidiaries after giving effect to the transactions contemplated by Article IV of the Distribution Agreement; and

                  (k) "Retained Liabilities" has the meaning assigned thereto in the Distribution Agreement

                  SECTION 10.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

                  SECTION 10.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 10.06. Entire Agreement; No Third-Party Beneficiaries. The Transaction Agreements (including the documents and instruments referred to herein, the Annexes hereto, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) except as set forth in the other Transaction Agreements, are not intended to confer upon any person other than the parties any rights or remedies.

                  SECTION 10.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 10.09. Disclosure Schedules. Matters reflected on the Company Disclosure Schedule and the Parent Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected on the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. Capitalized terms used in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, but not otherwise defined therein shall have the respective meanings assigned to such terms in this Agreement.

                  SECTION 10.10. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

                  SECTION 10.11. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any U.S. Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any U.S. Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a U.S. Federal court sitting in the State of Delaware or a Delaware state court. The provisions of this Section 10.11 shall not apply to any of the other Transaction Agreements unless the terms of such Transaction Agreements expressly state that such provisions shall apply.


                  IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                           WESTINGHOUSE ELECTRIC CORPORATION,

                                               by     FREDERIC G. REYNOLDS
                                                  ---------------------------
                                               Name:  Frederic G. Reynolds
                                               Title: Executive Vice
                                                      President,Chief
                                                      Financial Officer


                                           G ACQUISITION CORP.,

                                               by     LOUIS J. BRISKMAN
                                                  ---------------------------
                                               Name:  Louis J. Briskman
                                               Title: Vice President,
                                                      Secretary


                                           GAYLORD ENTERTAINMENT COMPANY,

                                               by     TERRY E. LONDON
                                                  ---------------------------
                                               Name:  Terry E. London
                                               Title: Senior Vice President,
                                                      Chief Financial &
                                                      Administrative Officer